UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2012

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO 80027

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in a filing on Form 8-K with the Securities and Exchange Commission (“SEC”) made by Zayo Group LLC (the “Company” or “Zayo”) on June 5, 2012, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with FiberGate Holdings, Inc. (“FiberGate”), William J. Boyle and Louis M. Brown, Jr. On August 31, 2012, the Agreement was consummated at which time Zayo acquired one hundred percent of the ownership interest of FiberGate for a purchase price of $117.0 million, subject to post-closing adjustments. The acquisition was funded with cash on hand.

Headquartered in Alexandria, Virginia, FiberGate is a provider of dark fiber services in the Washington, D.C. metropolitan and Baltimore, Maryland areas. FiberGate currently operates 650 fiber route miles and connects to 315 on-net buildings which include key government sites, carrier hotels, data centers, cell towers and enterprise buildings.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Information

The Company is still reviewing the financial statements of FiberGate. Financial statements and pro forma financial information related to this transaction are not being filed with this filing. To the extent such information is required by this Item, it will be filed by amendment to this Current Report not later than 75 days after the closing of the acquisition.

(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press release dated September 4, 2012

Investors should take into consideration, with respect to the Company, those risks and uncertainties, including those under the heading “Risk Factors,” discussed in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed for the fiscal year ended June 30, 2011 with the SEC on May 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

DATED: September 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 4, 2012